Exhibit 5.1

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA  19103-2799

215.981.4000

Fax 215.981.4750

April 4, 2017

CubeSmart, L.P.
CubeSmart

5 Old Lancaster Road

Malvern, PA 19355

Ladies and Gentlemen:

We have served as counsel to CubeSmart, L.P., a Delaware limited partnership (the “Operating Partnership”) and CubeSmart, a Maryland real estate investment trust (“CubeSmart”, and together with the Operating Partnership, the “Issuers”) in connection with the offer and sale of $50,000,000 in principal amount of 4.375% senior notes due 2023 (the “2023 Notes”) and of $50,000,000 in principal amount of 4.000% senior notes due 2025 (the “2025 Notes”) of the Operating Partnership, in each case fully and unconditionally guaranteed by CubeSmart (the “Guarantee,” and together with the 2023 Notes and 2025 Notes, the “Debt Securities”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-216768) (the “Registration Statement”) filed on March 17, 2017 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).  The Debt Securities will be issued and sold pursuant to an Underwriting Agreement, dated March 30, 2017 (the “Underwriting Agreement”) by and among the Issuers and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and U.S. Bancorp Investments, Inc., as representatives of the several underwriters listed on Exhibit A thereto (the “Underwriters”). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

In connection with our representation of the Issuers, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.             The Registration Statement, the related form of prospectus included therein, and the prospectus supplement for the offer and sale of the Debt Securities in the forms in which they were transmitted to the Commission under the Act;

2.             The global note evidencing the 2023 Notes and the Guarantee of the 2023 Notes;

3.             The global note evidencing the 2025 Notes and the Guarantee of the 2025 Notes;

4.             The Certificate of Limited Partnership of the Operating Partnership, as amended through the date hereof (the “Partnership Certificate”), certified as of March 22, 2017 by the Office of the Secretary of State of the State of Delaware;

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5.             The Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended through the date hereof (the “Partnership Agreement”), certified as of the date hereof by an officer of CubeSmart in its capacity as the general partner of the Operating Partnership;

6.             The Articles of Restatement of Declaration of Trust of CubeSmart, as amended and supplemented through the date hereof (the “Declaration of Trust”), certified as of March 24, 2017 by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

7.             The Third Amended and Restated Bylaws of CubeSmart (the “Bylaws”), as amended through the date hereof;

8.             A certificate of the Office of the Secretary of the State of Delaware as to the good standing of the Operating Partnership, dated as of a recent date;

9.             A certificate of the SDAT as to the good standing of CubeSmart, dated as of a recent date;

10.          Resolutions (the “Resolutions”) adopted by the Board of Trustees of CubeSmart (acting on behalf of CubeSmart in its own capacity and its capacity as the general partner of the Operating Partnership) and the resolutions of the Pricing Committee of the Board of Trustees of CubeSmart (the “Pricing Committee Resolutions”) relating to the issuance of the Debt Securities, certified, in each case, as of the date hereof by an officer of CubeSmart;

11.          The Underwriting Agreement;

12.          The indenture, dated as of September 16, 2011, between the Issuers and U.S. Bank National Association, as trustee (the “Trustee”), the First Supplemental Indenture, dated as of June 26, 2012, the Second Supplemental Indenture, dated as of December 17, 2013, the Third Supplemental Indenture, dated as of October 26, 2015, the Fourth Supplemental Indenture, dated as of August 15, 2016 and the Fifth Supplemental Indenture, dated as of April 4, 2017 (collectively, the “Indenture”); and

13.          Such other documents and matters as we have deemed necessary or appropriate to express the opinions set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.  As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Issuers and others.

In expressing the opinions set forth below, we have assumed the following:

1.     The Indenture pursuant to which the Debt Securities are to be issued, executed, delivered and sold has been duly authorized, executed and delivered by the Trustee;

2.     The Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and will be in compliance, generally and with respect to acting as a trustee, under the Indenture and all applicable laws and regulations;

3.     The 2023 Notes and 2025 Notes will be duly authenticated or delivered by the Trustee against payment by the Underwriters at the agreed-upon consideration; and

4.    The Registration Statement has been declared effective pursuant to the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that the 2023 Notes and 2025 Notes are duly authorized for issuance and, when issued and delivered against payment therefor in accordance with the Underwriting Agreement and the Indenture, will constitute valid and binding obligations of the Operating Partnership enforceable against the Operating Partnership in accordance with their terms.   The Guarantee of CubeSmart of each of the 2023 Notes and 2025 Notes is duly authorized for issuance and, when issued and delivered against payment for the 2023 Notes and 2025 Notes in accordance with the Underwriting Agreement and the Indenture, will constitute valid and binding obligations of CubeSmart enforceable against CubeSmart in accordance with its terms.

In addition to the other qualifications, exceptions and limitations set forth in this opinion letter, our opinions expressed above are also subject to the effect of: (a) bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers), and (b) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

The foregoing opinion is limited to the substantive laws of the State of Maryland, the State of New York and the State of Delaware, and we do not express any opinion herein concerning any other law.  We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, the State of New York and the State of Delaware.  We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

This opinion letter is being furnished to you for your submission to the Commission as an exhibit to the report filed on Form 8-K (the “Form 8-K”) by the Issuers with the Commission on or about the date hereof.  We hereby consent to the filing of this opinion as an exhibit to the Form 8-K in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and to the use of this firm’s name therein and under the section “Legal Matters” in the related prospectus supplement and the prospectus included in the Registration Statement.  In giving such consent, we do not hereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ Pepper Hamilton LLP

Pepper Hamilton LLP